Exhibit 5.1

February 28, 2018

SmartFinancial, Inc.
5401 Kingston Pike, Suite 600
Knoxville, Tennessee 37919

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to SmartFinancial, Inc., a Tennessee corporation (“SmartFinancial”), in connection with the registration on Form S-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (“Securities Act”), of shares of SmartFinancial’s common stock, par value $1.00 per share (the “Shares”), in connection with the proposed business combination between SmartFinancial and Tennessee Bancshares, Inc., a Tennessee corporation (“Tennessee Bancshares”), pursuant to that certain Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated December 12, 2017, by and among SmartFinancial, Tennessee Bancshares, and Southern Community Bank, a Tennessee-chartered commercial bank and direct, wholly owned subsidiary of Tennessee Bancshares.

In connection with this opinion, we have examined and relied upon the Registration Statement in the form to be filed with the Securities and Exchange Commission on the date hereof, the Merger Agreement; an executed copy of a certificate of William Y. Carroll, Jr., President and Chief Executive Officer of SmartFinancial, dated as of the date hereof (the “Officer’s Certificate”), a copy of the Second Amended and Restated Charter of SmartFinancial, a copy of the Second Amended and Restated Bylaws of SmartFinancial, a specimen certificate representing common stock of SmartFinancial, and a copy of those certain resolutions of the board of directors of SmartFinancial, adopted December 12, 2017, approving the Merger Agreement and the transactions contemplated thereby.

We have also examined originals or copies, such records, documents, certificates of government officials, and other instruments as in our judgment are necessary or appropriate in order to express the opinion hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified copies. In making our examination of executed documents, we have assumed that the parties thereto, other than SmartFinancial, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of SmartFinancial and others and of public officials.

SmartFinancial, Inc.
February 28, 2018

In rendering the opinion stated herein, we have also assumed that (i) if issued in physical form, the certificates evidencing the Shares will be signed by the authorized officers of SmartFinancial and registered by the transfer agent and registrar and will conform to the specimen certificate examined by us evidencing the common stock or, if issued in book-entry form, an appropriate account statement evidencing the Shares credited to the recipient’s account maintained with said transfer agent has been issued by said transfer agent and (ii) the issuance of the Shares will be properly recorded in the books and records of SmartFinancial.

Based upon the foregoing and such other matters as we have deemed relevant, we are of the opinion that the Shares to be issued by SmartFinancial, when issued and delivered in the manner and on the terms set forth in the Merger Agreement and as described in the Registration Statement (after the Registration Statement is declared effective), will be legally issued, fully paid, and nonassessable.

We hereby consent to the reference to our firm in the Registration Statement under the heading “Legal Matters” and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is limited to the Tennessee Business Corporation Act, including all applicable Tennessee statutory provisions and reported judicial decisions interpreting these laws, as in effect on the date hereof. We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance of the Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion is furnished to you in connection with the filing of the Registration Statement.

Very truly yours,

/s/ Butler Snow LLP